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                                                                    EXHIBIT 12.1


                       PAN PACIFIC RETAIL PROPERTIES, INC.

         STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                       Years ended December 31,
                                           June 30,    ------------------------------------------------------
                                             1998        1997       1996       1995        1994        1993
                                           -------     -------    -------     ------     -------      -------
Income before Extraordinary Items          $11,474     $ 9,356    $   449     $ (615)    $(3,216)     $   158
                                           -------      ------    -------     ------     -------      -------
Fixed Charges:
   Interest (including financing
     amortization)                           9,068      14,057     14,671     12,262      11,405       10,880
   Interest Capitalized                         49         229        361        806         568          280
                                           -------     -------    -------     ------     -------      -------
      Fixed Charges                          9,117      14,286     15,032     13,068      11,973       11,160
                                           -------     -------    -------     ------     -------      -------
Income before Fixed Charges                 20,542      23,413     15,120     11,647       8,189       11,038
Divided by Fixed Charges                     9,117      14,286     15,032     13,068      11,973       11,160
                                           -------     -------    -------     ------     -------      -------
Ratio of Earnings to Fixed Charges          2.25:1      1.64:1     1.01:1      N/A(1)      N/A(1)       N/A(1)
                                           =======     =======    =======     ======     =======      =======

----------------
(1) Earnings were inadequate to cover fixed charges for the years ended December 31, 1995, 1994 and 1993. The dollar amount of the coverage deficiency was $1,421,000, $3,784,000 and $122,000 for the years ended December 31, 1995, 1994 and 1993, respectively.